Exhibit 99.3


FOR IMMEDIATE RELEASE
Media Contact Information:                         Investor Contact Information:
Lori Gorski                                                  J. Timothy Corcoran
Phone:   781-622-1242                                      Phone:   781-622-1111
E-mail:  lori.gorski@thermo.com                 E-mail:  tim.corcoran@thermo.com
Website: www.thermo.com


              Thermo Electron to Acquire Kendro Laboratory Products
 Company to host conference call on Thursday, January 20, 2005 at 8:30 a.m. EST

WALTHAM, Mass. (January 19, 2005) - Thermo Electron Corporation (NYSE:TMO) announced today that it has entered into a definitive agreement to acquire the Kendro Laboratory Products division of SPX Corporation (NYSE:SPW), for $833.5 million in cash, subject to a post-closing balance sheet adjustment. Thermo has received a commitment for a credit facility of $600 million to finance a portion of the purchase price. The transaction is subject to regulatory approvals and other customary closing conditions.

It is estimated that in the first full year of financial consolidation, this acquisition will be accretive to adjusted EPS by at least $0.10 per share and will be slightly dilutive to GAAP earnings per share (EPS). It is expected to be accretive to GAAP earnings per share (EPS) in the second full year. Adjusted EPS excludes restructuring and other costs/income and amortization of acquisition-related intangible assets. A more extensive definition of adjusted EPS appears at the end of this press release under the heading, "Use of Non-GAAP Financial Measures."

Kendro designs, manufactures, markets and services a wide range of laboratory equipment for sample preparation, processing and storage used primarily in life sciences and drug discovery laboratories as well as in clinical laboratories. With 2004 sales estimated at $375 million, Kendro has estimated EBITA margins of 17-18 percent. The company is headquartered in Asheville, North Carolina, and employs more than 1,600 associates worldwide. The company has extensive manufacturing and design facilities in the United States and Germany, and direct sales, service and support operations throughout Europe, North America and Asia.

Kendro's centrifuge offerings, known to customers by names such as Sorvall(R) and Heraeus(R), cover applications ranging from the separation of DNA to the separation of whole cells for use in biochemistry, molecular biology, virology, diagnostics and other clinical and research applications. Kendro's thermal equipment offerings include ovens, incubators, freezers and refrigerators for research and industrial applications, marketed under the brands Revco(R) and Jewett(R). In addition to equipment solutions, Kendro provides its customers with comprehensive services through a global network of technicians, and offers integrated validation services and bio-repositories for sample storage and laboratory relocation management.

"As a company, Thermo is focused on providing total laboratory solutions and services to address our customers' needs, and Kendro's technologies nicely complement our existing portfolio of

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products  and  services,"  said  Marijn  E.  Dekkers,  president  and chief executive officer of Thermo Electron. "Like Thermo, Kendro enjoys a rich history and culture of innovation based on addressing the unique and changing needs of customers. The combined company allows us to deliver even greater value to our customers by creating a broader offering of laboratory and sample preparation technologies, as well as enhanced laboratory service capabilities."

Mr. Dekkers continued, "This acquisition provides an attractive financial profile for Thermo Electron in terms of earnings and cash flow generation. This transaction also underscores our intent to use acquisitions to gain access to technologies that are of interest to our customers."

Conference Call

Thermo will hold a conference call and live Webcast on Thursday, January 20, at 8:30 a.m. Eastern Standard Time to provide more information about the acquisition. To listen to the audio portion of the Webcast dial 888-872-9028 within the U.S., or 973-633-6740 outside the U.S. You may also listen to the call live and view the presentation material on the Web by visiting http://www.thermo.com. Click on "About Thermo," then "Investors." An audio archive of the call will be available in that section of our Website until February 18, 2005. You will also find this press release under the heading "Press Releases" and the Webcast presentation materials under the heading "Presentations" in the "Investors" section of our Website.

About Thermo Electron

Thermo Electron Corporation is the world leader in analytical instruments. Our instrument solutions enable our customers to make the world a healthier, cleaner and safer place. Thermo's Life and Laboratory Sciences segment provides analytical instruments, scientific equipment, services and software solutions for life science, drug discovery, clinical, environmental and industrial laboratories. Thermo's Measurement and Control segment is dedicated to providing analytical instruments used in a variety of manufacturing processes and in-the-field applications, including those associated with safety and homeland security. Based near Boston, Massachusetts, Thermo has revenues of more than $2 billion, and employs approximately 10,000 people in 30 countries. For more information, visit www.thermo.com.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including adjusted EPS, which exclude restructuring and other costs/income and amortization of acquisition-related intangible assets. Adjusted EPS also excludes certain other gains and losses, tax provisions/benefits related to the previous items and benefit from tax credit carryforwards. We exclude these items because they are outside of our normal operations and, in certain cases, are difficult to forecast accurately for future periods. We believe that the inclusion of such measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company's performance, especially when comparing such results to previous periods or forecasts.

Thermo's guidance as to the expected impact that the acquisition will have on Thermo's earnings per share is only provided on an adjusted basis. It is not feasible to provide the expected impact that the acquisition will have on a GAAP basis because the items excluded are difficult to predict and estimate and are primarily dependent on future events, such as the determination of the

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portion of the  purchase  price  attributable  to  identifiable  intangible assets and the amortization thereof and decisions concerning the location and timing of facility consolidations.

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading, "Forward-Looking Statements" in the company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 2, 2004. These include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change; dependence on customers that operate in cyclical industries; general worldwide economic conditions and related uncertainties; the effect of changes in governmental regulations; dependence on customers' capital spending policies and government funding policies; use and protection of intellectual property; exposure to product liability claims in excess of insurance coverage; retention of contingent liabilities from businesses we sold; realization of potential future savings from new productivity initiatives; implementation of new branding strategy; implementation of strategies for improving internal growth; the effect of exchange rate fluctuations on international operations; identification, completion and integration of new acquisitions; and potential impairment of goodwill from previous acquisitions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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